EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

       We consent to the use in this Registration Statement on Form SB-2 of our report dated May 13, 2002 relating to the financial statements SulphCo, Inc., which appears in such Registration Statement.

/s/ Forbush and Associates

Reno, Nevada
December 13, 2004